Exhibit 99.3

ENGLISH TRANSLATION

CONFIDENTIAL TREATMENT REQUESTED BY ECO TELECOM LIMITED

AND ALTIMO HOLDINGS & INVESTMENTS LIMITED

*** INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL

TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION

ADDENDUM NO. 1 TO

THE SURETYSHIP AGREEMENT

No. 110100/P1-DP/Altimo

between the state corporation “Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

and “Altimo Holdings & Investments Limited”

Moscow                    29 October 2009

The state corporation “Bank for Development and Foreign Economic Affairs (Vnesheconombank)” (hereinafter referred to as the “Lender”) represented by the Deputy Chairman Mr. Anatoliy B. Ballo acting on the basis of the Power of Attorney No. 484/150000 dated 24 December 2007 and registered in the register of the notary Kolodezeva T.A. with No. 4v-679 of 24 December 2002, on the one side, and and “Altimo Holdings & Investments Limited”, a company organised and existing under the laws of British Virgin Islands and having its registered office at Trident Chambers, 1, Wicams Key, Road Town, Tortola, British Virgin Islands (hereinafter referred to as the “Surety”) represented by the Director Ms. Marina G. Kushnareva acting by virtue of the Charter, on the other side, the Lender and the Surety are hereinafter collectively referred to as the “Parties” and separately as the “Party”,

taking into account:

- Suretyship agreement No. 110100/P1-DP/Altimo (hereinafter referred to as the “Suretyship Agreement”) executed between the Lender and the Surety on 29 October 2008,

- Loan agreement No. 110100/P1 (hereinafter referred to as the “Loan Agreement”) as of 29.10.2008 as amended by Addendum No. 1 dated 22 December 2008 and Addendum No. 2 dated 29 October 2009 executed between the Lender and the Debtor, have entered into this Addendum No. 1 to the Suretyship Agreement (hereinafter referred to as “Addendum No. 1”) on the following:

1.	To read sub-clause (b) of clause 1.2 of Article 1 of the Suretyship Agreement as follows:

b) the interest rate under the Loan Agreement is set out as follows

- in respect of One Billion Five Hundred Million 00/100 (1,500,000,000.00) US Dollars outstanding under the Loan – LIBOR + *** percent per annum;

- in respect of Five Hundred Million 00/100 (500,000,000.00) US Dollars outstanding under the Loan – LIBOR + *** percent per annum,

Within the period from the date of execution of the Loan Agreement until 29 October 2009 (including the date) (hereinafter referred to as the “Extension date”) for the purposes of the Loan agreement LIBOR means the 12 months deposits’ offered rate specified on the page “LIBOR01” of the REUTERS information system as of 11:00 am (London time) on the date when the Loan was granted.

CONFIDENTIAL TREATMENT REQUESTED BY ECO TELECOM LIMITED

AND ALTIMO HOLDINGS & INVESTMENTS LIMITED

Within the period from the date following the Extension date until the date of the repayment of the Loan (including the date) for the purposes of the Loan agreement LIBOR means the 12 months deposits’ offered rate specified on the page “LIBOR01” of the REUTERS information system and set by the British Bank Association as of 11:00 am (London time) two working days before the date when the Loan was granted.

For the purposes of this clause, “working days” means the working days for banks in UK.

2. To read sub-clause (c) of clause 1.2 of Article 1 of the Suretyship Agreement as follows:

c) each interest period is equal to 3 (three) months; the Interest shall be paid on the last day of each interest period. Starting from the date following the Extension date the dates for payment of the interest are 29 of January, 29 of April, 29 of July and 29 of October of each calendar year.

3. To read sub-clause (f) of clause 1.2 of Article 1 of the Suretyship Agreement as follows:

f) the Loan shall be repaid in accordance with the following schedule:

- USD 1,500,000,000.00 (one billion five hundred million 00/100) shall be paid as a lump sum in *** months from the date of the Loan Agreement; and

- USD 500,000,000.00 (five hundred million 00/100) shall be paid in *** months from the date of the Loan Agreement.

4. Addendum No. 1 shall come into force provided that as of 29 October 2009 (the “Extension date”)

4.1. There are no Debtor’s overdue amounts under the Loan, under the Interest, fees provided for by the Loan Agreement, fines (penalties) and penal sums and all costs incurred by the Lender in connection with fulfilment of the Loan Agreement (the absence of which shall be confirmed by the corresponding decision of the Lender);

4.2. The Debtor has performed all additional and other terms and obligations under the Loan Agreement, *** (such performance shall be confirmed by the corresponding decision of the Lender);

4.3. The Lender and the Central Bank of Russian Federation have signed the addendum or a new agreement providing for the extension of the deposit granted to the Lender according to Article 2 of the Federal law No. 173-FZ as of 13 October 2008 “On additional measures of supporting of financial systems of the Russian Federation”

4.4. The Lender has received the commission for the Loan extension provided for in article 7 of Addendum No. 2 to the Loan Agreement

4.5. The Debtor and the Lender have signed the addendum to the Agreement on the opening of the bank account according to which the Debtor granted the Lender the right to directly debit its accounts opened with the Lender.

4.6. The Debtor has provided the Lender with the certified extract from the resolution of its authorized management body confirming the approval of the execution by the Debtor of Addendum No. 2 to the Loan Agreement, as stipulated by the laws of the Debtor’s registration country and constituent documents of the Debtor (if applicable);

4.7. The Debtor has provided the Lender with the certified extract from the resolution of its authorized management body confirming the approval of the execution of the Addendum to Share Pledge Agreement No. 110200/P1-DZA dated 01 November 2008 in the form as stipulated by the laws of the Debtor’s registration country and constituent documents of the Debtor (if applicable).

4.8. The Debtor has provided the Lender with the certified extract from the resolution of the authorized management body of the Surety confirming the approval of the execution by the Surety of the Addendum to Suretyship Agreement No. 110100/P1-DP/Altimo dated 29 October 2008, as stipulated by the laws of the Surety’s registration country and constituent documents of the Surety (if applicable);

4.9. The Debtor has provided the Lender with the confirmation from the Debtor and the Surety that the

CONFIDENTIAL TREATMENT REQUESTED BY ECO TELECOM LIMITED

AND ALTIMO HOLDINGS & INVESTMENTS LIMITED

execution of Addendum No.2 does not contravene any obligations of the Debtor and the Surety under existing credit facility agreements, loan agreements, suretyship agreements and other agreements, concluded by the Debtor and the Surety, as well as both the Debtor and the Surety are not in bankruptcy.

4.10. The Lender has been provided with the legal opinion of the independent legal counsel approved by the Lender, confirming the legal capacity of the Debtor and the Surety and confirming that the execution by them of Addendum No. 2 and the Addenda to Share Pledge Agreement No. 110200/P1-DZA dated 01 November 2008 and to Suretyship Agreement No. 110100/P1-DP/Altimo dated 29 October 2008 does not contravene the laws of the jurisdiction of the Debtor and the Surety.

5. The Surety is familiar with the other terms and conditions of Addendum No. 2 to the Loan Agreement being attached as Attachment No. 1 hereto.

6. Other terms and conditions shall remain without any amendments.

7. Addendum No. 1 shall be the integral part of the Surety Agreement.

This Addendum No. 1 is made in two (2) original counterparts, one counterpart for the Lender and one for the Surety

Vnesheconombank

9, Prospekt Akademika Sakharova Moscow, GSP-6, 107996

ID Taxpayer Number 7750004150, Record Validity Code (KPP) 775001001

Principal State Registration Number (OGRN) 1077711000102

Correspondent Account No. *** with Operations Department (OPERU) of the Moscow Main Branch (GTU) of the Bank of Russia

For the Lender

The Deputy Chairman of Vnesheconombank

/s/ A.B. Ballo
A.B. Ballo

Altimo Holdings & Investments Limited

Trident Chambers, 1, Wickhams Key, Road Town, Tortola, British Virgin Islands

For the Surety

The Director of Altimo Holdings & Investment Limited

/s/ M.G. Kushnareva
M.G. Kushnareva